Exhibit 3.1

Filed in the Office of Secretary of State State Of Nevada Business Number E0136712012 - 6 Filing Number 20120168979 - 35 Filed On 03/08/2012 Number of Pages 2

From: 713 461 8977 Page: 3/4 Received by: NV Secretary of State Date: 3/9/2012 8:57:17 AM

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of GankIt Corporation

Name of Represented Business Entity

I, Business Filings Incorporated am a:

Name of Appointed Registered Agent *OR* Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

and hereby state that on ____________ I accepted the appointment as registered agent for the above named business entity.

Date

Business Filings Incorporated

X Mary Jo Spalinger, Asst. Secretary

Authorized Signature of R.A. or On Behalf of R.A. Company

3-2-2012

Date

*If changing Registered Agent when reinstating, officer's signature required.

X ____________________

Signature of Officer

Date

Nevada Secretary of State Form RA Acceptance
Revised: 5-13-10